UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2011, eDiets.com, Inc. (the “Company”) commenced an offering of its shares of common stock, par value $0.001, to existing stockholders pursuant to a rights offering. The shares are being offered pursuant to a registration statement on Form S-1, as amended (SEC File No. 333-173315) and related prospectus, dated April 21, 2011. In the rights offering, each stockholder as of April 18, 2011 (the “Record Date”) received a non-transferable right to purchase 0.15 shares of common stock, at a subscription price of $0.4125 per share, for each share of common stock owned as of the Record Date. In the event that a stockholder purchases all of the shares of common stock available pursuant to its basic subscription privilege, the stockholder may also purchase shares of common stock that are not purchased by the other stockholders through the exercise of an over-subscription privilege. In connection with the rights offering, the Company may enter into contracts with standby purchasers who will agree to purchase shares of common stock not subscribed for in the rights offering.

In connection with the rights offering, on May 12, 2011, the Company entered into an agreement (the “Standby Purchase Agreement”) with Aria Master Fund Ltd. (the “Standby Purchaser”), pursuant to which the Company has agreed to sell, and the Standby Purchaser has agreed to purchase up to 1.0 million shares of the Company’s common stock, to the extent such shares of common stock are not purchased by the Company’s stockholders pursuant to the exercise of their basic subscription privilege and over-subscription privilege. The Standby Purchase Agreement is subject to certain closing conditions, including but not limited to, the consummation of the rights offering. If any of these closing conditions are not satisfied, the Standby Purchaser will not be required to purchase any shares of the Company’s common stock.

The foregoing description of the Standby Purchase Agreement is qualified in its entirety by reference to the Standby Purchase Agreement attached hereto as Exhibit 10.56 and incorporated by reference into this Item 1.01.

This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of the common stock described herein, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The shares of common stock will be offered only pursuant to a prospectus filed as part of a registration statement filed with the Securities and Exchange Commission on Form S-1, as amended (File No. 333-173315). Potential investors, including current stockholders, should read the prospectus contained in the registration statement and other documents that the Company has filed or will file with the SEC for more complete information about the Company and the rights offering. Stockholders may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. The rights offering may be made only by means of a prospectus. Copies of the prospectus relating to the rights offering may also be obtained by contacting the Information Agent, Phoenix Advisory Partners, toll free at (877) 478-5038.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.56	Standby Purchase Agreement, dated May 12, 2011, by and between eDiets.com, Inc. and Aria Master Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eDiets.com, Inc.

Date: May 13, 2011	By:	/s/ Kevin N. McGrath
Kevin N. McGrath
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.56	Standby Purchase Agreement, dated May 12, 2011, by and between eDiets.com, Inc. and Aria Master Fund Ltd.